UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

SEABOARD CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

Seaboard Corporation (the “Company”) previously filed a proxy statement, dated March 13, 2020, and related notice of meeting and proxy card, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, April 27, 2020.  The Company has changed the location of the Annual Meeting due to the cancellation by the hotel of the event space rental where the Annual Meeting was originally scheduled to be held as a result of the coronavirus (COVID‑19) pandemic.  In connection with this change, the Company made available a Notice of Change of Location to stockholders on or about March 25, 2020 and issued a related press release on March 25, 2020, copies of which are provided below.

Notice of Change of Location:

SEABOARD CORPORATION

9000 West 67th Street
Merriam, Kansas 66202

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF STOCKHOLDERS
APRIL 27, 2020

To our Stockholders:

Notice is hereby given that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Seaboard Corporation, a Delaware corporation (the “Company), has been changed. The Annual Meeting will now be held at the Company's offices at 9000 West 67th Street, Merriam, Kansas, on Monday, April 27, 2020 at 1:00 p.m. Central Time.

This Notice of Change of Location should be read in conjunction with the Notice of Annual Meeting of Stockholders and accompanying proxy statement (the “Proxy Statement”) of the Company, dated March 13, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting. The Notice and Proxy Statement previously sent to stockholders of the Company is herein amended only to reflect the change in location.

If you have already submitted your voting instructions or proxy card, you do not need to take any action unless you wish to change or revoke your vote.

By order of the Board of Directors,

David M. Becker

Senior Vice President, General Counsel and Secretary

March 25, 2020

Our Company’s Proxy Statement, Annual Report and other proxy materials to Stockholders are available at:
https://www.seaboardcorp.com/investors (under “Investor Center”)

Press Release:

Press Release
9000 West 67th Street • Merriam, KS 66202 Phone: (913) 676‑8800

FOR IMMEDIATE RELEASE

March 25, 2020

SEABOARD CORPORATION ANNOUNCES CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

Seaboard Corporation (NYSE AMERICAN symbol:  SEB) announced today that the location of the Annual Meeting of Stockholders to be held on Monday, April 27, 2020 will be changed to the Seaboard Corporation offices at 9000 West 67th Street, Merriam, Kansas, instead of the Weston Waltham, Waltham, Massachusetts, due to the cancelation by the Weston Waltham of event space rentals through the end of April as a result of the coronavirus (COVID-19) pandemic.

There are no changes to the matters to be voted on at the Annual Meeting and the form of Proxy and process for stockholders to vote their shares remains the same.

In summary, the Seaboard Corporation Annual Stockholders meeting will be held as follows:

Location:    Seaboard Corporation

9000 West 67th Street

Merriam, Kansas

Date and     April 27, 2020

Time:       1:00 p.m. Central Time